SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006 (November 10, 2006)

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS EmployerIdentification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2006, VeriSign, Inc. (the “Company”) received a Nasdaq Staff Determination letter from The Nasdaq Stock Market indicating that the Company’s securities are subject to delisting from The Nasdaq Global Market because the Company has not yet filed its Form 10-Q for the fiscal quarter ended September 30, 2006 and is therefore not in compliance with the filing requirements under Nasdaq Marketplace Rule 4310(c)(14). VeriSign received a similar notice on August 14, 2006 due to the delay in filing its Form 10-Q for the second quarter of 2006. On September 26, 2006, VeriSign appeared at a hearing before a Nasdaq Listing Qualifications Panel (“Panel”) and presented a plan for compliance with Nasdaq’s listing requirements, which also contemplated the September 30, 2006 Form 10-Q. Pending a decision by the Panel, VeriSign’s common stock will remain listed on The Nasdaq Global Market. However, the Company cannot provide any assurances that the Panel will grant the Company’s request for continued listing on The Nasdaq Global Market.

The press release issued by the Company on November 16, 2006 in connection with this matter is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Text of press release of VeriSign, Inc. issued on November 16, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: November 16, 2006	By:	/s/ Paul B. Hudson
Paul B. Hudson
Vice President, Associate General Counsel

3

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Text of press release of VeriSign, Inc. issued on November 16, 2006.

4